CONSENT OF INDEPENDENT AUDITORS

Board of Trustees
Evergreen Municipal Trust

We consent to the use of our report dated May 3, 2002 for Evergreen Connecticut Municipal Bond Fund, Evergreen New Jersey Municipal Bond Fund and Evergreen Pennsylvania Municipal Bond Fund, each a portfolio of Evergreen Municipal Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

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Boston, Massachusetts
July 29, 2002